Exhibit 2.1

06/11/1997 17:08 3056729110 MIAMI OFFICE PAGE 07

P97000051834

6/11/97

FLORIDA DIVISION OF CORPORATIONS
PUBLIC ACCESS SYSTEM
ELECTRONIC FILING COVER SHEET

4:41 PM

(((H97000009653 1)))

TO: DIVISION OF CORPORATIONS FAX #: (904)922-4001

FROM: CORPORATE CREATIONS INTERNATIONAL INC. ACCT#: 073171003004
CONTACT: ~~JOHNNY C RODRIGUEZ~~ Brian Evans
PHONE: (305)672-0686 FAX #: (305)672-9110

NAME: DERMA LASER TECHNOLOGY, INC.
AUDIT NUMBER......H97000009653
DOC TYPE.........FLORIDA PROFIT CORPORATION OR P.A.
CERT. OF STATUS..1 PAGES....... 4
CERT. COPIES......0 DEL.METHOD.. FAX
EST.CHARGE.. $78.75

NOTE: PLEASE PRINT THIS PAGE AND USE IT AS A COVER SHEET. TYPE THE FAX AUDIT NUMBER ON THE TOP AND BOTTOM OF ALL PAGES OF THE DOCUMENT

** ENTER 'M' FOR MENU. **

ENTER SELECTION AND <CR>:

EFFECTIVE DATE
6-11-97

Please RUSH!
Thankyou

FILED
97 JUN 12 AM 7:57
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

B. REGISTER JUN 1 2 1997

( " \ f. 1 t. 06/11/1997 17:00 30567291:rr,r:.c, \ \ Jt:. l,.I CFFICE H97000009653 t , b I 1_:.. --- _. - ::. -- ARTICLES O F INCORPORATION Articl e I . Name The name of this Florida corporation is: Derma Laser Technology, Inc. Articl e II, Address Thf'I mailing address of the Coq,oration is : Derma LaserTechnology, Irie . 26 S Sunris e Avenue , Suit e 204 Palm Beach FL 33480 Articl e m , Reeistcrc d A nt The name and address of the registered agent of the Corporation is : Donald F . Mintmire 26S Sunris e Avenue , Suite 204 Pal m ·Beach .FL 33480 Articl e IY, Boar d o f Directors The name of each member of - the Corporation's Board of Directors is: . . Mar c Elie Asselinea1,1 µibov Ulianova The affairs of the Coq,oration shall be managed by a Board of Directors consisting of no less than one director_. _The number of directors may be increased or decreased · ·from time to time"in accordance with the Bylaws of the Corporation. The election of directors shall be done in accordance with the Bylaws. Toe directors shall be protected .from personal liability to the fullest extent permitted by applicable law. .• . Donal d F . Mlntmlro I FL.Ba r embe r 402435 · Mlntmlre & Auoclata ·2es sunrise Avenue , Suit e 204 Piifm Beach FL.33480. !561 - 832 - 5698 · . ! - 1"97000009653

06/11/1997 17:00 3056729110 MIAM I IFFICE H97000009853 Articl e Y , Capita l Stock The Corporation shall have the authority to issue 50 , 000 , 000 shares of common stock, par value $ . 0001 per share . The Corporation shall have the authority to issue 10 , 000 , 000 shares of preferred stock, par value $ . 0001 per share, which may be divided into series llnd with the preferences, limitations and relative rights determined by the Board of Directors . Articl e YI , Incoi:porator The name and address of the incorporator is: Donald F, Mintmire · · Mintmir e & Associates 26S Sunrise Avenue , Suit e 204 Pal m Beac h F L 33480 Articl e YD , Cm:porat e Existence ., . These Articles of Incorporation shall become effective and the corporate existence will begin on Jun e 11, 1997. The undersigned incorporator executed these Articles of Incorporation on Jun e 11, 1997 . ·. . . - 2 DONAID F . MINTMIRB Bria n R . Foo l u attorney - in - fact . ' . Donal d F . Mlntmlre I F L Ba r Member 402435 Mlntmlre & Aaaoolat111 26 5 Sunris e Avenue , Suit e 204 · Pel m Beac h FL 33480 56 1 832•!5696. H 7000009663 PAGE 09

06/11/1997 17 : 00 3056729110 MIAMI CFFICE H97000009653 CERTIFICAT E O F DESIGNATION REGISTERED AGENT/OFFICE CORPORATION: Derma Laser Technology, Inc. RErnsmrn AGENT/OFFICE: Donald F. Mintmire 265 Sunris e A venue, Suit e 204 Pal m Beac h F L 33480 I agree to act as registered agent to accept service of process for the corporation named above at the place designated in this Certificate . I . agree to comply with the provisions of all statutes relating to the proper and complete performance of the registered agent duties . I am familiar with and accept the obligations of the • ·registered agent position . . · ·DONALD . Bria n R . Fon s a s attorney - in - fact Date: Jun e 11, 1997 Donal d F. Mlntmlra I F L Ba r Member 402435 • Mlntmlra & Assoclatoa 265 Sunrise Avenue, Suite 204 Palm Beach Fl 33480 · 6 .. 81 - 832 - 6696 H97000009853